Exhibit 99.15

YANKEE ENERGY SYSTEM, INC. PARENT
PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                                 PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                 ---------------------                      GIVING
                                                                     YANKEE                             SHORT-TERM        EFFECT TO
                                                       PER BOOK      MERGER        SECURITIZATION          DEBT          ADJUSTMENTS
                                                       --------      -------       --------------        -------         -----------
Other Property and Investments:
  Investments in subsidiary companies                  $477,198      $                 $                 $                $477,198
                                                       --------      -------           -------           -------          --------
                                                        477,198            0                 0                 0           477,198
                                                       --------      -------           -------           -------          --------
Current Assets:
  Cash                                                      592                                           25,000 [1]        25,592
  Notes and accounts receivable                          25,684                                                             25,684
                                                       --------      -------           -------           -------          --------
                                                         26,276            0                 0            25,000            51,276
                                                       --------      -------           -------           -------          --------

Deferred Charges:
  Other deferred debits                                      74                                                                 74
                                                       --------      -------           -------           -------          --------
                                                             74            0                 0                 0                74
                                                       --------      -------           -------           -------          --------
      Total Assets                                     $503,548      $     0           $     0           $25,000          $528,548
                                                       ========      =======           =======           =======          ========

Capitalization:
  Capital surplus, paid in                             $472,787      $                 $                 $                $472,787
  Retained earnings                                      (6,698)                                          (1,107)           (7,805)
                                                       --------      -------           -------           -------          --------
    Total common stockholder's equity                   466,089            0                 0            (1,107)          464,982
                                                       --------      -------           -------           -------          --------
    Total capitalization                                466,089            0                 0            (1,107)          464,982
                                                       --------      -------           -------           -------          --------

Current Liabilities:
  Notes payable to banks                                 25,000                                           25,000 [1]        50,000
  Accounts payable                                        9,080                                                              9,080
  Notes payable to affiliated companies                   4,250                                                              4,250
  Accrued taxes                                            (698)                                            (738)[2]        (1,436)
  Accrued interest                                           19                                            1,845 [2]         1,864
                                                       --------      -------           -------           -------          --------
                                                         37,651            0                 0            26,107            63,758
                                                       --------      -------           -------           -------          --------
Deferred Credits and Other
  Long-Term Liabilities:
  Other deferred credits                                   (192)                                                              (192)
                                                       --------      -------           -------           -------          --------
                                                           (192)           0                 0                 0              (192)
                                                       --------      -------           -------           -------          --------
     Total Capitalization and Liabilities              $503,548      $     0           $     0           $25,000          $528,548
                                                       ========      =======           =======           =======          ========


YANKEE ENERGY SYSTEM, INC. PARENT
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                 PRO FORMA ADJUSTMENTS                    PRO FORMA
                                                                                 ---------------------                      GIVING
                                                                     YANKEE                             SHORT-TERM        EFFECT TO
                                                       PER BOOK      MERGER        SECURITIZATION          DEBT          ADJUSTMENTS
                                                       --------      -------       --------------        -------         -----------
Operating Revenues                                     $      0      $                 $                 $                $      0
                                                       --------      -------           -------           -------          --------

Operating Expenses:
  Operation expense                                       5,200                                                              5,200
                                                       --------      -------           -------           -------          --------
      Total operating expenses                            5,200            0                 0                 0             5,200
                                                       --------      -------           -------           -------          --------
Operating Loss                                           (5,200)           0                 0                 0            (5,200)
                                                       --------      -------           -------           -------          --------

Other Income:
  Other, net                                               (833)                                                              (833)
  Income taxes                                              186                                              738 [2]           924
                                                       --------      -------           -------           -------          --------
      Other income, net                                    (647)           0                 0               738                91
                                                       --------      -------           -------           -------          --------
Income before interest charges                           (5,847)           0                 0               738            (5,109)
                                                       --------      -------           -------           -------          --------

Interest Charges:
  Other interest                                          1,580                                            1,845 [2]         3,425
                                                       --------      -------           -------           -------          --------
      Interest charges, net                               1,580            0                 0             1,845             3,425
                                                       --------      -------           -------           -------          --------
Net Loss                                               $ (7,427)     $     0           $     0           $(1,107)         $ (8,534)
                                                       ========      =======           =======           =======          ========

[1] - See adjustment a.
[2] - See adjustment b.


YANKEE ENERGY SYSTEM, INC. PARENT
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)


                                                                              Debit              Credit
                                                                              -----              ------
SHORT-TERM DEBT ADJUSTMENTS:

   a) Cash                                                                   25,000
           Notes payable to banks                                                               25,000

      To record the issuance of additional short-term debt.

   b) Other interest                                                          1,845
      Accrued taxes                                                             738
           Accrued interest                                                                      1,845
           Income taxes                                                                            738

      To record interest expense associated with increased level of short-term debt and related tax effect.